Exhibit 99.1

INDEX TO CONDENSED FINANCIAL STATEMENTS

ONE NUCLEAR ENERGY LLC

PAGE
Condensed Balance Sheets as of June 30, 2026 (Unaudited) and December 31, 2025	2
Condensed Statements of Operations for the three and six months ended June 30, 2026, for the three months ended June 30, 2025 and for the Period from February 10, 2025 (inception) through June 30, 2025 (Unaudited)	3
Condensed Statements of Changes in Members’ Deficit for the three and six months ended June 30, 2026, for the three months ended June 30, 2025 and for the Period from February 10, 2025 (inception) through June 30, 2025 (Unaudited)	4
Condensed Statements of Cash Flows for the six months ended June 30, 2026 and for the Period from February 10, 2025 (inception) through June 30, 2025 (Unaudited)	5
Notes to Condensed Financial Statements (Unaudited)	6

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ONE NUCLEAR ENERGY LLC

CONDENSED BALANCE SHEETS

	June 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
Cash	$2,588	$130
Total current assets	2,588	130
TOTAL ASSETS	$2,588	$130

LIABILITIES AND MEMBERS’ DEFICIT
Accounts payable and accrued expenses	$2,271,818	$650,213
Notes payable - B. Riley Capital	166,975	-
Notes payable - HVII	300,000	300,000
Total current liabilities	2,738,793	950,213
TOTAL LIABILITIES	2,738,793	950,213

COMMITMENTS AND CONTINGENCIES (Note 8)

MEMBERS’ DEFICIT
Membership units, 10,000,000 units authorized, issued and outstanding	100	100
Additional paid-in capital	42,520	25,719
Accumulated deficit	(2,778,825)	(975,902)
Total members’ deficit	(2,736,205)	(950,083)
TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$2,588	$130

The accompanying notes are an integral part of these unaudited condensed financial statements.

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ONE NUCLEAR ENERGY LLC

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,	For the Period from February 10, 2025 (inception) through June 30,
	2026	2025	2026	2025
Operating expenses
General and administrative	$953,362	$10	$1,720,432	$10
Loss from operations	(953,362)	(10)	(1,720,432)	(10)

Other expenses
Commitment fees	45,705	-	82,491	-
Total other expenses	45,705	-	82,491	-

Net loss	$(999,067)	$(10)	$(1,802,923)	$(10)

Weighted average number of member units outstanding, basic and diluted	10,000,000	10,000,000	10,000,000	10,000,000
Basic and diluted net loss per member unit	$(0.10)	$-	$(0.18)	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

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ONE NUCLEAR ENERGY LLC

CONDENSED STATEMENTS OF CHANGES IN MEMBERS’ DEFICIT

(Unaudited)

			Additional
	Membership Interests		Paid-in	Accumulated
	Units	Amount	Capital	Deficit	Total
Balance, December 31, 2025	10,000,000	$100	$25,719	$(975,902)	$(950,083)
Equity-based compensation	-	-	8,354	-	8,354
Net loss	-	-	-	(803,856)	(803,856)
Balance, March 31, 2026	10,000,000	100	34,073	(1,779,758)	(1,745,585)
Equity-based compensation	-	-	8,447	-	8,447
Net loss	-	-	-	(999,067)	(999,067)
Balance, June 30, 2026	10,000,000	$100	$42,520	$(2,778,825)	$(2,736,205)

	Membership Interests		Accumulated
	Units	Amount	Deficit	Total
Balance, February 10, 2025 (inception)	-	$-	$-	$-
Balance, March 31, 2025	-	-	-	-
Issuance of membership units	10,000,000	100	-	100
Net loss	-	-	(10)	(10)
Balance, June 30, 2025	10,000,000	$100	$(10)	$90

The accompanying notes are an integral part of these unaudited condensed financial statements.

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ONE NUCLEAR ENERGY LLC

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended June 30, 2026	For the Period from February 10, 2025 (inception) through June 30, 2025

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,802,923)	$(10)
Adjustments to reconcile net loss to net cash used in operations:
Equity-based compensation	16,801	-
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	1,621,605	-
CASH USED IN OPERATING ACTIVITIES	(164,517)	(10)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of membership units	-	100
Proceeds from note payable	166,975	-
CASH PROVIDED BY FINANCING ACTIVITIES	166,975	100

NET CHANGE IN CASH	2,458	90
Cash, beginning of period	130	-
Cash, end of period	$2,588	$90

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES:
Accrued commitment fees - HVII	$60,000	$-
Accrued commitment fees - B. Riley Capital	$22,352	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

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ONE NUCLEAR ENERGY LLC

NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Organization

ONE Nuclear Energy LLC (“ONE Nuclear,” “the Company,” or “ONE”) was formed on February 10, 2025 (inception) under the laws of Delaware to engage as a development stage Independent Power Producer (“IPP”). The Company is structured to develop, own, and operate a portfolio of behind-the-meter (BTM) microgrids and energy parks that bypass the congested centralized energy transmission infrastructure of the United States. By combining the rapid deployment capabilities of high-efficiency natural gas generation with the long-term decarbonization and baseload potential of advanced Small Modular Reactors (SMRs), ONE Nuclear will offer a differentiated, dual-phase infrastructure solution tailored to the inelastic demand of hyperscale artificial intelligence (AI) data centers and critical industrial facilities. ONE Nuclear’s objective is to cultivate a diverse and sector-agnostic client base of energy-intensive end-users, including not just hyperscale AI and cloud data centers, but also industrial manufacturers, refineries, desalination plants, and critical-infrastructure customers.

Basis of Presentation

The accompanying unaudited condensed financial statements of the Company as of June 30, 2026 have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) issued by the Financial Accounting Standards Board (“FASB”). The accompanying condensed financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the financial position, results of operations, and cash flows for the periods presented. References to GAAP issued by the FASB in these accompanying notes to the condensed financial statements are to the FASB Accounting Standards Codification (“ASC”).

Because the Company was formed on February 10, 2025, the comparative period presented in the accompanying condensed financial statements is the period from February 10, 2025 (inception) through June 30, 2025, which comprises less than five months of activity. Accordingly, the comparative period is not directly comparable to the three and six months ended June 30, 2026, and period-over-period comparisons of operating results and cash flows are of limited usefulness. The interim results for the three and six months ended June 30, 2026 are not necessarily indicative of the results to be expected for the period ended December 31, 2026 or for any future periods.

Business Combination Agreement

On October 22, 2025, Hennessy Capital Investment Corp. VII, a Cayman Islands exempted company, with limited liability (the “Purchaser” or “HVII”), Solis Merger Sub LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of the Purchaser (“Merger Sub”), and ONE Nuclear Energy, LLC, entered into a business combination agreement (as amended, the “Business Combination Agreement”) which contemplates an all-stock business combination transaction (the “Business Combination”) and aggregate consideration of $1.0 billion payable to the existing equityholders of the Company (the “Company Members”) (See Note 8).

NOTE 2 – GOING CONCERN

The Company’s only sources of liquidity have been cash from financing activities. The Company had a net loss of $1,802,923 for the six months ended June 30, 2026, and a working capital deficit of $2,736,205. Cash held as of June 30, 2026 was $2,588.

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The Company’s future capital requirements will depend on many factors, including the timing and extent of spending. In order to finance these opportunities, the Company will need to raise additional financing. While there can be no assurances, the Company intends to raise such capital through issuances of additional equity. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 205-40, “Going Concern,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date these unaudited condensed financial statements are available to be issued. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of unaudited condensed financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets, liabilities, and expenses. Actual results may differ from such estimates, judgments, and assumptions.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate is the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed financial statements, which could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

For the three and six months ended June 30, 2026, the Company recorded significant estimates related to equity-based compensation expense, including assumptions used in determining the fair value of equity awards. Changes in these assumptions or differences between estimated and actual outcomes could result in material adjustments to equity-based compensation expense in future periods.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and deposits with financial institutions with original maturities of three months or less. At June 30, 2026 and December 31, 2025, cash totaled $2,588 and $130, respectively. There were no cash equivalents held during either period.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times may exceed the Federal Deposit Insurance Corporation (FDIC) coverage limit of $250,000.

Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses include unpaid vendor invoices and accrued professional services owed totaling $2,271,818 and $650,213 at June 30, 2026 and December 31, 2025, respectively.

Operating Expenses

Operating expenses consist primarily of professional fees, consulting, legal, and general administrative costs. Total operating expenses for the three and six months ended June 30, 2026 were $953,362 and $1,720,432, respectively. During the period from February 10, 2025 (inception) through June 30, 2025, the Company incurred $10 of operating expenses.

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Income Taxes

The Company is treated as a pass-through entity for U.S. federal income tax purposes. Accordingly, no provision for income taxes has been recorded, as taxable income or losses are included in the Company Members’ tax returns.

Management has evaluated uncertain tax positions under ASC 740-10 and determined no liabilities for unrecognized tax benefits are required.

Fair Value Measurements

The Company measures certain assets and liabilities at fair value using a three-level hierarchy based on observability of inputs. As of June 30, 2026 and December 31, 2025, the Company held no assets or liabilities measured at fair value.

Level 1 — Quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 — Observable, market-based inputs, other than quoted prices included in Level 1, for the assets or liabilities either directly or indirectly.

Level 3 — Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Equity-based Compensation

The Company grants equity-classified awards, including membership units, to directors, and consultants. The Company accounts for equity-based compensation arrangements granted to employees in accordance with ASC 718, Stock Compensation, by measuring the grant date fair value of the award and recognizing the resulting expense over the period during which the employee is required to perform service in exchange for the award. Equity-based compensation expense is only recognized for awards subject to performance conditions if it is probable that the performance condition will be achieved. The Company accounts for forfeitures when they occur.

The fair value of the membership units was determined using an invested capital model , which incorporated assumptions including enterprise value, discount rates, expected volatility, lack of marketability, and other relevant factors. These assumptions include the Company’s enterprise value, expected volatility, and adjustments for lack of marketability, among other relevant factors.

Segment Reporting

The Company complies with ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which improves reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses among other disclosure requirements.

The Company has a single operating and reportable segment. The Company’s Chief Executive Officer (“CEO”) is its Chief Operating Decision Maker (“CODM”). The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that is also reported on the statements of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets when evaluating the Company’s performance and making key decisions regarding resource allocation.

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Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, will adopt the new or revised standard at the time public companies adopt the new or revised standard.

Recently Adopted Accounting Standards

There were no new accounting standards adopted during the three and six months ended June 30, 2026 and the year ended December 31, 2025 that had a material impact on the Company’s unaudited condensed financial statements.

Accounting Standards Not Yet Adopted

On November 4, 2024, the FASB issued ASU 2024-03, Disaggregation of Income Statement Expenses (DISE), requiring additional disclosure of the nature of expenses included in the statements of operations. The new standard requires disclosures about specific types of expenses included in the expense captions presented on the face of the statement of operations as well as disclosures about selling expenses. The standard is effective for annual reporting periods beginning after December 15, 2026 and interim reporting periods within annual reporting periods beginning after December 15, 2027.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s unaudited condensed financial statements.

NOTE 4 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of:

	June 30, 2026	December 31, 2025
Professional fees	$395,960	$191,652
Officers’ compensation	977,851	117,851
Legal expenses	797,155	305,150
Other accrued liabilities	100,852	35,560
	$2,271,818	$650,213

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NOTE 5 – PROMISSORY NOTE

Promissory Note - Hennessy Capital Investment Corp.

On December 19, 2025, the Company entered into a promissory note (the “HVII Promissory Note”) with HVII providing for loan advances up to an aggregate principal amount of $300,000. The proceeds from these advances are restricted solely for the payment of third-party legal, accounting and audit services. Certain Company Members have provided personal guarantees of the Company’s obligations under the HVII Promissory Note.

In consideration for the advances, the Company is subject to a non-refundable monthly commitment fee of $10,000. This fee is paid in-kind in arrears on the last calendar day of each month. The Company is not required to make cash payments on these capitalized fees until the maturity date. The outstanding principal and fees mature and become payable upon the earliest of: (i) March 31, 2026, (ii) the acceleration of the obligations due to an event of default, or (iii) the consummation of the Business Combination or another specified capital-raising transaction.

On March 31, 2026, HVII, Merger Sub and ONE Nuclear entered into the Omnibus Amendment, amending the HVII Promissory Note to extend the maturity date from March 31, 2026 to June 30, 2026.

On June 1, 2026, the Company entered into Omnibus Amendment 2. The amendment modified the HVII Promissory Note by extending its maturity date from June 30, 2026, to August 15, 2026, and increasing the permitted aggregate principal amount of advances from $300,000 to $316,975.

Subsequent to June 30, 2026, on August 7, 2026, HVII, Merger Sub and the Company entered into Omnibus Amendment 3, which amended the HVII Promissory Note by extending its maturity date from August 15, 2026 to September 30, 2026 and increasing the permitted aggregate principal amount of advances from $316,975 to $620,000. See Note 10 - Subsequent Events.

As of both June 30, 2026, and December 31, 2025, the principal amount outstanding under the HVII Promissory Note was $300,000, recorded within notes payable on the accompanying balance sheets. Additionally, accrued pro-rated commitment fees amounted to $60,000 and $3,871 for the respective periods, which are classified within accounts payable and accrued expenses.

Promissory Note - B. Riley Capital

On February 18, 2026, the Company entered into a promissory note (the “B. Riley Promissory Note”) with B. Riley Principal Capital, LLC (“B. Riley Capital”) providing for loan advances up to an aggregate principal amount of $150,000. The proceeds from these advances are restricted solely to pay reasonable expenses to advance the Company’s business, primarily including third-party consultants and expenses related to the contemplated Business Combination (such as accounting, audit, regulatory filings, and the like).

In consideration for the advances, the Company is subject to a non-refundable monthly commitment fee of $5,000. This fee is fully earned and paid in-kind in arrears on the last calendar day of each month (pro-rated for partial periods), effectively capitalizing into the aggregate outstanding principal balance. Cash payments for these capitalized fees are not required until the maturity date. The outstanding principal and capitalized fees mature and become payable upon the earliest of: (i) March 31, 2026, (ii) acceleration of the obligations due to an event of default, (iii) the consummation of the Business Combination or another specified financing transaction, or (iv) the termination of the Business Combination. As of March 31, 2026, the maturity date has been extended through June 30, 2026, and is since due upon demand.

On June 4, 2026, the Company entered into a second amendment to the note, which increased the maximum principal amount to $166,975, raised the monthly commitment fee to $5,566, and extended the maturity date to August 15, 2026.

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Subsequent to June 30, 2026, on July 6, 2026, B. Riley Capital and the Company entered into Amendment 3, which amended the B. Riley Promissory Note by increasing the permitted aggregate principal amount of advances to $196,375 and increased the monthly commitment fee to $6,546.

On July 9, 2026, the parties entered into a fourth amendment. This agreement further raised the maximum principal borrowing limit to $204,113 and adjusted the corresponding monthly commitment fee to $6,804.

Subsequent to June 30, 2026, the Company and B. Riley Capital also entered into Amendment No. 5, dated July 22, 2026, Amendment No. 6, dated August 9, 2026, and Amendment No. 7, dated September 23, 2026, to the B. Riley Promissory Note. These agreements further adjusted the maximum principal borrowing limit to $227,363, $327, 363 and $276,749 respectively, as well as adjusted the corresponding monthly commitment fee to $7,579, $10,912 and $9,225, respectively. See Note 10 - Subsequent Events.

As of June 30, 2026, the outstanding balance under the B. Riley Promissory Note was $166,975. On the accompanying balance sheet, this amount consists of $166,975 in principal advances classified as a note payable, as well as pro-rated commitment fees of $15,566 and $22,352 for the three and six months ended June 30, 2026, respectively, recorded under accounts payable and accrued expenses.

NOTE 6 – MEMBERS’ DEFICIT

The Company is a limited liability company with 10,000,000 member units authorized, issued and outstanding. All profits and losses are allocated to the Company Members.

NOTE 7 – EQUITY-BASED COMPENSATION

The Company accounts for equity-based compensation arrangements in accordance with ASC 718, Compensation - Stock Compensation. Equity-based compensation expense is recognized for equity awards issued to employees and non-employee service providers in exchange for services.

During the six months ended June 30, 2026, the Company recognized equity-based compensation expense related to membership unit awards granted to certain service providers, in exchange for services rendered, during the year ended December 31, 2025. No membership unit awards were granted, and no membership units were issued, during the three and six months ended June 30, 2026 or during the period from February 10, 2025 (inception) through June 30, 2025, and accordingly membership units issued and outstanding remained 10,000,000 throughout the periods presented. The membership unit awards are classified as equity-settled awards. Compensation cost is measured at the grant-date fair value of the membership units awarded.

The fair value of the membership units was determined using an invested capital model , which incorporated assumptions including enterprise value, discount rates, expected volatility, lack of marketability, and other relevant factors.

For awards that were fully vested upon issuance, the Company recognized compensation expense immediately. For awards subject to service-based vesting conditions, the Company recognizes compensation expense on a straight-line basis over the requisite service period, which represents the period over which the related services are expected to be provided. The Company accounts for forfeitures as they occur.

Equity-based compensation expense related to the issuance of membership units was $8,447 and $16,801 for the three and six months ended June 30, 2026, respectively, and is included in general and administrative expense in the accompanying unaudited condensed statements of operations. The issuance of membership units for services resulted in an increase to members’ capital and did not involve the use of cash.

As of June 30, 2026, total unrecognized compensation cost related to unvested membership units was $42,420, which is expected to be recognized over a weighted-average period of 1.8 years.

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NOTE 8 – COMMITMENTS AND CONTINGENCIES

Business Combination Agreement

On October 22, 2025, HVII, Merger Sub, and the Company, entered into a Business Combination Agreement which contemplates the Business Combination and aggregate consideration of $1.0 billion payable to the Company Members.

The Domestication

Subject to satisfaction or waiver of the closing conditions of the Business Combination Agreement (as described below), prior to the closing of the Business Combination (the “Closing”) on the date thereof (“Closing Date”), the following events will occur in connection with the Purchaser changing its jurisdiction of organization from the Cayman Islands to Delaware:

(a) each then issued and outstanding Class B ordinary share of the Purchaser, par value $0.0001 per share (each a “Class B Ordinary Share”), will convert (the “Sponsor Share Conversion”) automatically, on a one-for-one basis, into one Class A ordinary share of the Purchaser, par value $0.0001 per share (each a “Class A Ordinary Share”);

(b) immediately after the Sponsor Share Conversion, the Purchaser will transfer by way of continuation and deregistration to and domesticate as a Delaware corporation (such continuation and domestication, the “Domestication”); and

(c) in connection with, and after giving effect to, the Domestication, (i) each then issued and outstanding Class A Ordinary Share will convert automatically, on a one-for-one basis, into one share of common stock of the Purchaser, par value $0.0001 per share (“Common Stock”), (ii) each then issued and outstanding right of the Purchaser (each a “Purchaser Right”) will convert automatically into a right to acquire one-twelfth (1/12) of one share of Common Stock at Closing (each a “Domesticated Purchaser Right”), and (iii) each then issued and outstanding unit of the Purchaser (each a “Purchaser Unit”), consisting of one Class A Ordinary Share and one Purchaser Right, will be cancelled, and one share of Common Stock and one Domesticated Purchaser Right will be issued in respect thereof.

Conversion of Securities

Pursuant to the terms of the Business Combination Agreement, the aggregate consideration to be paid to the Company Members at Closing will be in the form of stock, comprised of newly issued shares of Common Stock. The number of shares to be issued at the Closing will be calculated by dividing $1.00 billion (the “Base Purchase Price”) by the price per share equal to the amount at which Class A Ordinary Shares issued in the Purchaser’s initial public offering may be redeemed in connection with the Closing (the “Redemption Price”). For example, based on the estimated net share redemption price as of June 30, 2026 of approximately $10.45 per Class A Ordinary Shares, the total number of shares of Common Stock to be issued as consideration to the Company Members would be 95,693,779 shares of Common Stock. In addition, the Company Members will be entitled to receive up to an aggregate of 13.0 million additional shares of Common Stock in contingent consideration, subject to the achievement of certain share price milestones, as described below under the section titled “Company Earnout.”

Company Earn-out

During the two-year period beginning on the first anniversary of the Closing Date and ending on the third anniversary of the Closing Date, the Purchaser will issue up to 13.0 million additional shares of Common Stock as contingent consideration (collectively, the “Earnout Shares”) to the Company Members, subject to the achievement of certain share price milestones as follows below:

(a) 4,333,334 Earnout Shares if the closing sale price of one share of Common Stock as reported on Nasdaq (or the exchange on which the shares of Common Stock are then listed) is greater than or equal to $12.50 per share for a period of at least twenty (20) days out of thirty (30) consecutive trading days ending on the trading day immediately prior to the date of determination;

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(b) 4,333,333 Earnout Shares if the closing sale price of one share of Common Stock as reported on Nasdaq (or the exchange on which the shares of Common Stock are then listed) is greater than or equal to $15.00 per share for a period of at least twenty (20) days out of thirty (30) consecutive trading days ending on the trading day immediately prior to the date of determination; and

(c) 4,333,333 Earnout Shares if the closing sale price of one share of Common Stock as reported on Nasdaq (or the exchange on which the shares of Common Stock are then listed) is greater than or equal to $17.50 per share for a period of at least twenty (20) days out of thirty (30) consecutive trading days ending on the trading day immediately prior to the date of determination.

Coen Weddepohl Consulting Agreement

On August 18, 2025, ONE Nuclear entered into a consulting agreement with BCR-ABL LLC, an affiliate of Coen Weddepohl, its then Chief Financial Officer. Under the agreement, Mr. Weddepohl agrees to act as Chief Financial Officer and Chief Investment Officer to ONE Nuclear. The consulting agreement is terminable by either party with six (6) months’ prior written notice to the other party, or terminable immediately upon material default of the consulting agreement by the other party that is not cured within ten (10) days. Until consummation of the Business Combination, Mr. Weddepohl is due a consulting fee equal to $200,004 annually, payable in 12 equal monthly payments. Effective January 1, 2026, this annual consulting fee was increased to $400,000. Until ONE Nuclear has received an initial capital investment or loan of at least $3,000,000, payments of the consulting fee accrue but are unpaid.

As of June 30, 2026 and December 31, 2025, ONE Nuclear had accrued $377,851 and $117,851, respectively, in such consulting fee payable to Mr. Weddepohl. In addition, under the consulting agreement, Mr. Weddepohl is entitled to 150,000 membership rights in ONE Nuclear, which vest 75,000 after one year, 37,500 after two years, and 37,500 after three years, subject to his continued service through each vesting date. The consulting agreement also provides that the membership rights granted to Mr. Weddepohl under the terms of the consulting agreement, will not be diluted by any amount of an initial capital investment by an outside investor equal to or less than $5,000,000 of a pre-public event capital investment into ONE Nuclear. ONE Nuclear will also reimburse Mr. Weddepohl for certain reasonable business expenses, and pay a monthly payment of $10,000 in lieu of healthcare related benefits. If the consulting agreement is terminated “without cause,” Mr. Weddepohl will be entitled to all vested and unvested membership rights and a severance payment of $100,000. The consulting agreement includes standard confidentiality provisions and an agreement not to compete in the nuclear energy sector for 12 months after separation.

Amended and Restated Engagement Letter

On February 18, 2026, the Company entered into an Amended and Restated Engagement Letter with B. Riley Securities, Inc. (“B. Riley Securities”) to serve as the exclusive financial advisor in connection with a potential Sale Transaction (as defined therein) and as sole placement agent for any offerings of debt or equity. The term of the engagement began on March 13, 2025, and continues until terminated by either party upon ten days’ written notice. The agreement supersedes prior agreements and contains a 12-month tail period for fee entitlements following termination.

If the Company consummates the Business Combination, the Company is obligated to pay B. Riley Securities a fixed Sale Transaction Fee of $12.0 million. For any other Sale Transaction, the Company must pay a cash fee equal to 2.0% of the Aggregate Transaction Value, subject to a minimum fee of $1.5 million. If the Company completes a private or public offering, B. Riley Securities is entitled to a cash fee equal to 6.0% of the first $100 million of gross proceeds (plus 5.5% of proceeds above $100 million) for equity or equity-linked securities, and 3.0% of the first $100 million of gross proceeds (plus 2.0% above $100 million) for debt financings. If a Sale Transaction is not consummated and the Company receives a reverse termination or breakup fee, B. Riley Securities is entitled to 50% of the fair market value of such fee. The Company is also obligated to reimburse B. Riley Securities for all reasonable out-of-pocket, accountable expenses incurred in connection with its services, regardless of whether a transaction is consummated. See Note 10 – Subsequent Events.

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Consulting Agreements

In February 2026, the Company entered into consulting agreements with each of Mark Taylor and Al Vickers that contain payment obligations contingent upon the successful closing of a Special Purpose Acquisition Company ("SPAC") transaction. The aggregate cash obligations under these agreements are $170,000 in cash payments, payable within five business days of the SPAC closing. Additionally, the Company is committed to granting equity awards upon the initial public trading day, in the aggregate valued at $160,000. These equity awards are subject to Board approval and standard vesting terms, with no lock-up period.

NOTE 9 – SEGMENT REPORTING

ASC Topic 280, Segment Reporting, establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer in accordance with ASC 280-10-50-5, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets when evaluating the Company’s performance and making key decisions regarding resource allocation. The CODM reviews several key metrics, which include the following:

As the Company has not earned revenues yet, the key measures of segment profit or loss reviewed by the Company’s CODM are general and administrative expenses to monitor, manage and forecast cash to ensure enough capital is available for working capital needs. The CODM also reviews general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,	For the Period from February 10, 2025 (inception) through June 30,
	2026	2025	2026	2025
Operating expenses
General and administrative	$953,362	$10	$1,720,432	$10
Loss from operations	$(953,362)	$(10)	$(1,720,432)	$(10)

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NOTE 10 – SUBSEQUENT EVENTS

Management evaluated subsequent events through September 29, 2026, the date the unaudited condensed financial statements were issued. Based upon review, management identified the following subsequent events for disclosure:

Amended Promissory Note - B. Riley Capital

On July 6, 2026, the Company and B. Riley Capital executed a third amendment to the B. Riley Promissory Note. This modification expanded the maximum principal amount available for advances to $196,375 and increased the monthly commitment fee to $6,546.

Shortly thereafter, on July 9, 2026, the parties entered into a fourth amendment. This agreement further raised the maximum principal borrowing limit to $204,113 and adjusted the corresponding monthly commitment fee to $6,804.

The Company and B. Riley Capital entered into Amendment No. 5, dated July 22, 2026 and Amendment No. 6, dated August 9, 2026, to the B. Riley Promissory Note. These agreements further adjusted the maximum principal borrowing limit to $227,363 and $327, 363 respectively, as well as adjusted the corresponding monthly commitment fee to $7,579 and $10,912, respectively. On September 23, 2026, the Company and B. Riley Capital entered into a seventh amendment to the B. Riley Promissory Note. The amendment provides that the Company may request advances up to an aggregate principal amount of $276,749.38, which reflects a partial repayment of $100,000 paid by the Company and received by B. Riley Capital on September 23, 2026, revises B. Riley Capital’s commitment to make available up to $276,749.38 for advances, and provides for a monthly commitment fee of $9,224.98. The amendment also extended the maturity date from September 30, 2026 to December 31, 2026 and removed the consummation of the business combination between the Company and HVII as an event upon which the outstanding principal and capitalized fees become due and payable.

Omnibus Amendments

On August 7, 2026, the Company entered into Omnibus Amendment 3 with HVII. The amendment modified the HVII Promissory Note by extending its maturity date from August 15, 2026 to September 30, 2026, and increasing the permitted aggregate principal amount of advances from $316,975 to $620,000.

Independent Contractor Agreement and Executive Employment Agreement

On August 11, 2026, the Company entered into an Independent Contractor Agreement to engage a new Chief Financial Officer. Under the terms of this interim agreement, the Company will pay a flat consulting fee of $35,417 per month, prorated for the actual days served. The total accrued fees under this interim arrangement are deferred and will become payable to the contractor within five business days following the Closing Date.

Concurrently, the Company executed an Executive Employment Agreement with the new Chief Financial Officer, which supersedes the interim agreement and became effective upon the completion of the Business Combination. Upon Closing Date, the executive’s compensation transitioned to an annualized base salary of $425,000, alongside eligibility for an annual performance bonus of up to 100% of the base salary, payable in a combination of cash and Restricted Stock Units. The employment agreement also commits the Company to issue additional equity compensation, including a one-time grant upon the commencement of public trading on NASDAQ equivalent to 1% of the Company’s pre-Business Combination Membership Units. These equity awards are subject to various time-based vesting schedules and performance-based milestones, including future project financing, commercial operation dates, and specific stock price targets.

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In August 2026, the Company entered into an Independent Contractor Agreement to engage a new Chief Development Officer. Under the terms of this interim agreement, the Company paid a flat fee of $37,500 per month for business development services. This arrangement remained in effect until the Company’s anticipated Business Combination, and the total accrued fees are deferred and payable within five business days following the Closing Date.

Concurrently, the Company executed an Executive Employment Agreement with the Chief Development Officer, dated August 6, 2026. Under this agreement, the executive will transition to an annualized base salary of $450,000 and become eligible for an annual performance bonus of up to 100% of the base salary, payable in a combination of cash and restricted stock units. The executive is also eligible for an annual long-term incentive grant of up to 50% of the base salary and will receive an initial one-time equity grant upon the commencement of public trading on NASDAQ equivalent to 2% of the Company’s pre-merger Membership Units. These equity awards are subject to a combination of time-based vesting schedules and performance-based milestones, including securing project financing, achieving commercial operation dates, and meeting specific stock price targets.

As a condition of the employment agreement, the executive agreed to transfer ownership of all assets of a business known as the “Amino” Sustainable Group to the Company. The agreement stipulates that if the executive is terminated without cause within three years of employment commencement, the Company must transfer ownership of all “Amino” assets back to the executive. Furthermore, in the event of a termination without cause, the executive is entitled to a severance payment equal to six months of base salary and up to twelve months of company-paid COBRA insurance.

Forward-Purchase Agreement

On September 22, 2026, HVII and ONE Nuclear entered into a forward purchase agreement (the “Forward Purchase Agreement”) with New Circle Capital Solutions LP (the “New Circle”) for a prepaid share forward transaction (the “FPA Transaction”). Pursuant to the terms of the Forward Purchase Agreement, New Circle purchased from third parties 4,987,103 HVII Class A Ordinary Shares (the “FPA Shares”) that had previously been submitted for redemption in accordance with the terms and conditions therein. New Circle was prepaid an aggregate cash amount (the “Prepayment Amount”) equal to (i) the number of FPA Shares, multiplied by (ii) the per-share redemption price at the closing of the Business Combination of $10.61 per share (the “Initial Price”) one (1) business day after the closing of the Business Combination. From time to time and on any business day on which Nasdaq and commercial banks in the City of New York are open for business (an “Exchange Business Day”), following the closing of the Business Combination (any such date, an “OET Date”), and subject to the terms and conditions therein, New Circle may, in its sole discretion, terminate the FPA Transaction in whole or in part with respect to any number of FPA Shares by giving notice of such termination and the specified number of FPA Shares (such quantity, the “Terminated Shares”). As of each OET Date, New ONE Nuclear will be entitled to receive New Circle, and New Circle shall pay to New ONE Nuclear, an amount equal to (a) the Initial Price (which may be reduced by mutual agreement of New Circle and New ONE Nuclear), multiplied by (b) the number of Terminated Shares. The Forward Purchase Agreement maturity date will be the date that is 90 days after the closing of the Business Combination, or such later date as agreed to in writing by New Circle and New ONE Nuclear. At maturity, in exchange for the return of the number of remaining FPA Shares under the Forward Purchase Agreement, New Circle shall retain an amount equal to (i) the number of FPA Shares multiplied by (ii) the Initial Price. The Forward Purchase Agreement also provides New ONE Nuclear with a termination right following the effectiveness of a resale registration statement on Form S-1 relating to a committed equity line of credit or similar financing facility. New Circle also agreed to waive any redemption rights with respect to the FPA Shares during the term of the Forward Purchase Agreement, subject to the terms and conditions thereof.

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Second Amended and Restated Engagement Letter

On September 23, 2026, the Company entered into a Second Amended and Restated Engagement Letter (the “Second A&R Agreement”) with B. Riley Securities, which supersedes the Amended and Restated Engagement Letter described in Note 8 - Commitments and Contingencies. Under the Second A&R Agreement, B. Riley Securities continues to serve as the Company’s exclusive financial advisor in connection with a Sale Transaction (as defined therein) and as sole placement agent for each offering of equity or equity-linked, or debt or debt-like, securities. The term of the engagement began on March 13, 2025 and continues until either party terminates the engagement upon ten days’ written notice, and the agreement provides for a 12-month tail period for fee entitlements following termination. The Second A&R Agreement also grants B. Riley Securities the right to act in specified capacities in other capital markets and mergers and acquisitions transactions entered into or contemplated by the Company during the engagement period or within 24 months thereafter, with compensation for any such transaction to be determined by separate agreement between the parties.

Under the Second A&R Agreement, the Sale Transaction Fee in connection with the Business Combination is $12.0 million, payable as (i) a $4.0 million equity fee due at the closing of the Business Combination in Common Stock (or other securities) at a per share price equal to the lowest price ascribed to shares or other securities of the Company issued to any other service provider in connection with the Business Combination, with such securities not subject to any contractual lock-up period, and (ii) an $8.0 million cash fee payable in cash following the Business Combination. For any other Sale Transaction, the Company must pay a cash fee equal to 2.0% of the Aggregate Transaction Value (as defined in the Second A&R Agreement), subject to a minimum fee of $1.5 million. If the Company completes an offering, B. Riley Securities is entitled to a cash fee equal to 6.0% of the first $100 million of gross proceeds (plus 5.5% of proceeds above $100 million) for equity or equity-linked securities, and 3.0% of the first $100 million of gross proceeds (plus 2.0% above $100 million) for debt or debt-like securities or any other type of debt financing. If a Sale Transaction is not consummated and the Company receives a reverse termination or breakup fee, B. Riley Securities is entitled to 50% of the fair market value of such fee. The Company is also obligated to reimburse B. Riley Securities for its out-of-pocket, accountable expenses incurred in connection with its services, regardless of whether a transaction is consummated.

Immediately upon the closing of the Business Combination, the Company is obligated to enter into a committed equity facility (the “CEF”) with B. Riley Securities or an affiliated entity of B. Riley Securities and to execute a power of attorney granting B. Riley Securities certain authority related to the CEF. The Company agreed to maximize its use of the CEF, subject to standard ownership and volume limitations, to pay B. Riley Securities 65% of the net proceeds raised from the CEF until the $8.0 million cash fee is paid in full, and to register the common stock, or the common stock underlying any other securities, issued in connection with the $4.0 million equity fee on the CEF resale registration statement on Form S-1. If the B. Riley Promissory Note remains outstanding at the time the CEF resale registration statement on Form S-1 is declared effective by the U.S. Securities and Exchange Commission, 100% of the net proceeds raised from the CEF will first be applied to principal and accrued fees in connection with that note until it is repaid in full. In addition, 100% of the net proceeds from any forward purchase agreement entered into by the Company and an investor or counterparty will also be applied to that note until it is repaid in full.

Business Combination

On September 23, 2026, the registrant consummated the previously announced Business Combination pursuant to the Business Combination Agreement.

Pursuant to the terms of the Business Combination Agreement, among other things, at the closing of the Business Combination (the “Closing”), and following the Domestication (as defined below), HVII was renamed “ONE Nuclear Energy Inc.” (HVII, as renamed following the Closing, is referred to herein as “New ONE Nuclear”), and Merger Sub merged with and into ONE Nuclear (the “Merger”), with ONE Nuclear surviving the Merger as a wholly owned subsidiary of New ONE Nuclear.

On the Closing Date prior to Closing, (a) each then issued and outstanding Class B ordinary share, par value $0.0001 per share, of HVII (collectively, the “HVII Founder Shares”) converted (the “Sponsor Share Conversion”) automatically, on a one-for-one basis, into one Class A ordinary share, par value $0.0001 per share, of HVII (each an “HVII Class A Ordinary Share”); (b) immediately after the Sponsor Share Conversion, HVII transferred by way of continuation and deregistration from the Cayman Islands and domesticated as a Delaware corporation (such continuation and domestication, the “Domestication”); and (c) in connection with, and after giving effect to, the Domestication, (i) each then issued and outstanding HVII Class A Ordinary Share converted automatically, on a one-for-one basis, into one share of common stock, par value $0.0001 per share (“New ONE Nuclear Common Stock”), (ii) each then issued and outstanding right of HVII (each an “HVII Right”) converted automatically into a right to acquire one-twelfth (1/12) of one share of New ONE Nuclear Common Stock at Closing (each a “Domesticated HVII Right”), and (iii) each then issued and outstanding unit of HVII (each an “HVII Unit”), consisting of one HVII Class A Ordinary Share and one HVII Right, was cancelled, and one share of New ONE Nuclear Common Stock and one Domesticated HVII Right was issued in respect thereof.

The New ONE Nuclear Common Stock commenced trading on the Nasdaq Capital Market tier of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “ONEN” on September 24 2026.

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